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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 30, 1996

                               FRESENIUS USA, INC.
             (Exact name of registrant as specified in its charter)

                                  Massachusetts
                 (State or other jurisdiction of incorporation)

       1-8350                                           04-2550576
(Commission File Number)                     (IRS Employer Identification No.)

2637 Shadelands Drive          Walnut Creek, California          94598
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      (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (510) 295-0200

                                 Not applicable
          (Former name or former address, if changed since last report)
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ITEM 5.      OTHER EVENTS

         On September 30, 1996, the Registrant completed the reorganization (the "Reorganization") described in the Joint Proxy Statement-Prospectus of Fresenius Medical Care Aktiengesellschaft ("Fresenius Medical Care"), W. R. Grace & Co. ("Grace") and the Registrant dated August 2, 1996 ("Proxy Statement-Prospectus"). The Reorganization was accomplished pursuant to the Agreement and Plan of Reorganization dated as of February 4, 1996, as amended to the date hereof (the "Reorganization Agreement"), among Grace, Fresenius AG and the Registrant. Stockholders of the Registrant approved the Reorganization on September 16, 1996. As part of the Reorganization, FUSA Merger Sub Inc., a Massachusetts corporation and a wholly owned subsidiary of Fresenius Medical Care (a German corporation) merged with and into the Registrant (the "FUSA Merger") with the Registrant the surviving corporation. In the FUSA Merger, shareholders of the Registrant (other than Fresenius AG, Grace and their respective subsidiaries) received .37067735 Ordinary Shares of Fresenius Medical Care, evidenced by American Depositary Shares represented by American Depositary Receipts, for each share of common stock of the Registrant held by them. All of the capital stock of the Registrant will shortly be contributed to Fresenius National Medical Care Holdings, Inc. ("FNMC," formerly known as W. R. Grace & Co.), a subsidiary of Fresenius Medical Care.

         The nature and amount of consideration issued to shareholders of the Registrant is described in the Proxy Statement-Prospectus under the caption "THE REORGANIZATION -- Consideration to Shareholders." The amount of such consideration was determined in the course of arm's length negotiations between Fresenius AG and an independent committee of the Registrant's Board of Directors, as described in the Proxy Statement-Prospectus under the captions "BACKGROUND AND REASONS -- Background of the Reorganization; Reasons for the Recommendation of the Fresenius USA Board" and "-- Recommendation of the Fresenius USA Independent Committee and the Board of Directors."

         Following the FUSA Merger, the American Stock Exchange ("AMEX") suspended trading, effective before the opening of business on September 30, 1996, in the common stock, par value $.01 per share, of the Registrant ("Fresenius USA Common Stock") (AMEX: FRN).

         As a result of the FUSA Merger, the Registrant has become an indirect wholly-owned subsidiary of Fresenius Medical Care AG. An application was made to the Securities and Exchange Commission (the "Commission") to delist the Fresenius USA Common Stock on October 2, 1996. It is anticipated that this application will be granted. Therefore, it is not anticipated that the Registrant will continue to file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act").

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)     Financial Statements of Businesses Acquired

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         Not applicable

     (b)     Pro Forma Financial Information

         Not applicable

     (c)     Exhibits

     Exhibit 2.1  Agreement and Plan of Reorganization dated as of February
                  4, 1996, as amended, among W. R. Grace & Co., Fresenius AG and the Registrant (incorporated herein by reference to the Joint Proxy Statement-Prospectus of Fresenius Medical Care AG, W. R. Grace & Co. and the Registrant dated August 2, 1996 and filed with the Commission on August 5, 1996).

     Exhibit 99.1 The information in the Joint Proxy Statement-Prospectus of the Registrant, W. R. Grace & Co. and Fresenius Medical Care AG dated August 2, 1996 set forth under the captions "BACKGROUND AND REASONS -- Background of the Reorganization; Reason for the Recommendation of the Fresenius USA Board" at pages 47-50, "-- Recommendation of the Fresenius USA Independent Committee and the Board of Directors" at pages 50-57 and "THE REORGANIZATION -- Consideration to Shareholders" at pages 60-61.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               FRESENIUS USA, INC.

DATE:  October 15, 1996                        By:      /s/ Dr. Ben J. Lipps
                                                  ------------------------------
                                                  Name:  Dr. Ben J. Lipps
                                                  Title: President and Chief
                                                         Executive Officer

                                       S-1
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                                  EXHIBIT INDEX

   Exhibit 2.1    Agreement and Plan of Reorganization dated as of February
                  4, 1996, as amended, among W. R. Grace & Co., Fresenius AG and the Registrant (incorporated herein by reference to the Joint Proxy Statement-Prospectus of Fresenius Medical Care AG, W. R. Grace & Co. and the Registrant dated August 2, 1996 and filed with the Commission on August 5, 1996).

   Exhibit 99.1 The information in the Joint Proxy Statement-Prospectus of the Registrant, W. R. Grace & Co. and Fresenius Medical Care AG dated August 2, 1996 set forth under the captions "BACKGROUND AND REASONS -- Background of the Reorganization; Reason for the Recommendation of the Fresenius USA Board" at pages 47-50, "-- Recommendation of the Fresenius USA Independent Committee and the Board of Directors" at pages 50-57 and "THE REORGANIZATION -- Consideration to Shareholders" at pages 60-61.